DELAWARE GROUP EQUITY FUNDS V
Registration No. 811-4997
FORM N-SAR
 Annual Period Ended November 30, 2003

SUB-ITEM 77D:  Policies with respect to
security investments

The Board of Trustees of Delaware Dividend
Income Fund (formerly Delaware Retirement
Income Fund) modified the frequency with which the Fund pays dividends from annually to quarterly as reflected in Registrant's 497 filing with the Commission on September 26, 2003.